UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Perficient, Inc.
(Exact name of registrant as specified in its charter)
Delaware		74-2853258
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
John T. McDonald
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(512) 531-6011 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
J. Nixon Fox, III
Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746-7568
(512) 542-8400
(512) 542-8612 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                                                                                    Accelerated Filer ☑
Non-accelerated filer ☐                                                                                    Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, AUGUST 1, 2008

PRELIMINARY PROSPECTUS

4,250,000 Shares

Common Stock

We may offer and sell up to an aggregate of 4,250,000 shares of our common stock from time to time in amounts, at prices and on terms that we will determine at the times of the offerings.

We will provide the specific terms of each offering of the securities in one or more supplements to this prospectus.  You should read this prospectus and the related prospectus supplements carefully before you invest in our securities.  This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.  We may sell the securities directly, or we may distribute them through underwriters or dealers.  In addition, the underwriters may over allot a portion of the common stock.

We had previously registered 4,250,000 shares of our common stock, none of which were sold, under a previous registration statement on Form S-3 (File No. 333-123177), which registration was terminated with the effectiveness of the current registration statement on Form S-3 (File No. 333-152274 ).

We have previously registered the offer and sale from time to time of up to an aggregate of 6,513,083 shares of our common stock for the account of certain of our stockholders who acquired such shares in connection with prior acquisitions.

Our shares of common stock are listed on the Nasdaq National Market under the symbol “PRFT.”

 Investing in our common stock involves risks.  You should carefully consider the risks described in the “Risk Factors” section beginning on page 2 of this prospectus and under the “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities.  See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2008.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where any offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process.  Under this shelf registration process, we may sell up to an aggregate of 4,250,000 shares of our common stock in one or more offerings.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  This prospectus does not contain all of the information included in the registration statement.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date.

 The terms “Perficient,” “we,” “our” and “us” refer to Perficient, Inc. and its subsidiaries unless the context suggests otherwise.

OUR COMPANY

We are an information technology consulting firm serving Forbes Global 2000 (“Global 2000”) and other large enterprise companies with a primary focus on the United States. We help our clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with their customers, suppliers and partners, improve productivity and reduce information technology costs. We design, build and deliver business-driven technology solutions using third party software products developed by our partners. Our solutions include custom applications, portals and collaboration, eCommerce, online customer management, enterprise content management, business intelligence, business integration, mobile technology, technology platform implementations and service oriented architectures. Our solutions enable clients to meet the changing demands of an increasingly global, Internet-driven and competitive marketplace.

Through our experience in developing and delivering business-driven technology solutions for a large number of Global 2000 clients, we have acquired significant domain expertise that we believe differentiates our firm. We use expert project teams that we believe deliver high-value, measurable results by working collaboratively with clients and their partners through a user-centered, technology-based and business-driven solutions methodology. We believe this approach enhances return-on-investment for our clients by significantly reducing the time and risk associated with designing and implementing business-driven technology solutions.

We are expanding through a combination of organic growth and acquisitions. We believe that information technology consulting is a fragmented industry and that there are a substantial number of privately held information technology consulting firms in our target markets that, if acquired, can be strategically beneficial and accretive to earnings over time. We have a track record of successfully identifying, executing and integrating acquisitions that add strategic value to our business. Since April 2004, we have acquired and integrated 12 information technology consulting firms, four of which were acquired in 2007. We believe that we can achieve significantly faster growth in revenues and profitability through a combination of organic growth and acquisitions than we could through organic growth alone.

We believe we have built one of the leading independent information technology consulting firms in the United States. We serve our customers from our network of 19 offices throughout North America. In addition, we have over 500 colleagues who are part of “national” business units, who travel extensively to serve clients throughout North America and Europe. Our future growth plan includes expanding our business with a primary focus on the United States, both through expansion of our national travel practices and through opening new offices, both organically and through acquisitions. In 2007, 2006 and 2005, 99% of our revenues were derived from clients in the United States while 1% of our revenues were derived from clients in Canada and Europe. Over 98% of our total assets were located in the United States in 2007 with the remainder located in Canada, China, and India. During 2006, over 99% of our total assets were located in the United States with the remainder located in Canada.

We place strong emphasis on building lasting relationships with clients. Over the past three years ending December 31, 2007, an average of 78% of revenues was derived from clients who continued to utilize our services from the prior year, excluding from the calculation for any single period revenues from acquisitions completed in that year. We have also built meaningful partnerships with software providers, most notably IBM, whose products we use to design and implement solutions for our clients. These partnerships enable us to reduce our cost of sales and sales cycle times and increase success rates through leveraging our partners' marketing efforts and endorsements.

RISK FACTORS

You should carefully consider the following risk factors together with the other information contained in or incorporated by reference into this prospectus before you decide to buy our common stock. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment.

Risks Related to Our Business

Prolonged economic weakness, particularly in the middleware, software and services market, could adversely affect our business, financial condition and results of operations.

Our results of operations are affected by the levels of business activities of our clients, which can be affected by economic conditions in the U.S. and globally.  During periods of economic downturns, our clients may decrease their demand for information technology services.  Our business is particularly influenced by the market for middleware, software and services which has changed rapidly and experienced volatility over the last eight years. The market for middleware and software and services expanded dramatically during 1999 and most of 2000, but declined significantly in 2001 and 2002. Market demand for software and services began to stabilize and improve from 2003 through the first half of 2007. From the second half of 2007 through the first half of 2008, it appears that the United States economy has begun to experience a slowdown in growth.  It is clear that the slowdown will have an effect on the information technology consulting industry in general and on demand for our services in particular, but the amount of that impact is uncertain. Our future growth is dependent upon the demand for software and services, and, in particular, the information technology consulting services we provide. Demand and market acceptance for services are subject to a high level of uncertainty. Prolonged weakness in the middleware, software and services industry has caused in the past, and may cause in the future, business enterprises to delay or cancel information technology projects, reduce their overall information technology budgets and/or reduce or cancel orders for our services. This, in turn, may lead to longer sales cycles, delays in purchase decisions, payment and collection issues, and may also result in price pressures, causing us to realize lower revenues and operating margins. Additionally, if our clients cancel or delay their business and technology initiatives or choose to move these initiatives in-house, our business, financial condition and results of operations could be materially and adversely affected.

Pursuing and completing potential acquisitions could divert management's attention and financial resources and may not produce the desired business results.

If we pursue any acquisition, our management could spend a significant amount of time and financial resources to pursue and integrate the acquired business with our existing business. To pay for an acquisition, we might use capital stock, cash or a combination of both. Alternatively, we may borrow money from a bank or other lender. If we use capital stock, our stockholders will experience dilution. If we use cash or debt financing, our financial liquidity may be reduced and the interest on any debt financing could adversely affect our results of operations. From an accounting perspective, an acquisition that does not perform as well as originally anticipated may involve amortization or the write-off of significant amounts of intangible assets that could adversely affect our results of operations.

Despite the investment of these management and financial resources, and completion of due diligence with respect to these efforts, an acquisition may not produce the anticipated revenues, earnings or business synergies for a variety of reasons, including:

▪	difficulties in the integration of services and personnel of the acquired business;

▪	the failure of management and acquired services personnel to perform as expected;

▪	the risks of entering markets in which we have no, or limited, prior experience, including offshore operations in countries in which we have no prior experience;

▪	the failure to identify or adequately assess any undisclosed or potential liabilities or problems of the acquired business including legal liabilities;

▪	the failure of the acquired business to achieve the forecasts we used to determine the purchase price; or

▪	the potential loss of key personnel of the acquired business.

These difficulties could disrupt our ongoing business, distract our management and colleagues, increase our expenses and materially and adversely affect our results of operations.

If we do not effectively manage our growth, our results of operations and cash flows could be adversely affected.

Our ability to operate profitably with positive cash flows depends partially on how effectively we manage our growth. In order to create the additional capacity necessary to accommodate the demand for our services, we may need to implement new or upgraded operational and financial systems, procedures and controls, open new offices and hire additional colleagues. Implementation of these new or upgraded systems, procedures and controls may require substantial management efforts and our efforts to do so may not be successful. The opening of new offices (including international locations) or the hiring of additional colleagues may result in idle or underutilized capacity. We continually assess the expected capacity and utilization of our offices and professionals. We may not be able to achieve or maintain optimal utilization of our offices and professionals. If demand for our services does not meet our expectations, our revenues and cash flows may not be sufficient to offset these expenses and our results of operations and cash flows could be adversely affected.

We may not be able to attract and retain information technology consulting professionals, which could affect our ability to compete effectively.

Our business is labor intensive. Accordingly, our success depends in large part upon our ability to attract, train, retain, motivate, manage and effectively utilize highly skilled information technology consulting professionals. There is often considerable competition for qualified personnel in the information technology services industry. Additionally, our technology professionals are primarily at-will employees. We also use independent subcontractors where appropriate to supplement our employee capacity. Failure to retain highly skilled technology professionals or hire qualified independent subcontractors would impair our ability to adequately manage staff and implement our existing projects and to bid for or obtain new projects, which in turn would adversely affect our operating results.

Our success depends on attracting and retaining senior management and key personnel.

The information technology services industry is highly specialized and the competition for qualified management and key personnel is intense. We believe that our success depends on retaining our senior management team and key technical and business consulting personnel. Retention is particularly important in our business as personal relationships are a critical element of obtaining and maintaining strong relationships with our clients. In addition, as we continue to grow our business, our need for senior experienced management and implementation personnel increases. If a significant number of these individuals depart the Company, or if we are unable to attract top talent, our level of management, technical, marketing and sales expertise could diminish or otherwise be insufficient for our growth. We may be unable to achieve our revenues and operating performance objectives unless we can attract and retain technically qualified and highly skilled sales, technical, business consulting, marketing and management personnel. These individuals would be difficult to replace, and losing them could seriously harm our business.

We may have difficulty in identifying and competing for strategic acquisition and partnership opportunities.

Our business strategy includes the pursuit of strategic acquisitions. We may acquire or make strategic investments in complementary businesses, technologies, services or products, or enter into strategic partnerships or alliances with third parties in the future in order to expand our business. We may be unable to identify suitable acquisition, strategic investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on terms commercially favorable to us, or at all. We have historically paid a portion of the purchase price for acquisitions with shares of our common stock.  Volatility in our stock prices, or a sustained price decline, could adversely affect our ability to attract acquisition candidates. If we fail to identify and successfully complete these transactions, our competitive position and our growth prospects could be adversely affected. In addition, we may face competition from other companies with significantly greater resources for acquisition candidates, making it more difficult for us to acquire suitable companies on favorable terms.

The market for the information technology consulting services we provide is competitive, has low barriers to entry and is becoming increasingly consolidated, which may adversely affect our market position.

The market for the information technology consulting services we provide is competitive, rapidly evolving and subject to rapid technological change. In addition, there are relatively low barriers to entry into this market and therefore new entrants may compete with us in the future. For example, due to the rapid changes and volatility in our market, many well-capitalized companies, including some of our partners, that have focused on sectors of the software and services industry that are not competitive with our business may refocus their activities and deploy their resources to be competitive with us.

An increasing amount of information technology services are being provided by lower-cost non-domestic resources. The increased utilization of these resources for US-based projects could result in lower revenues and margins for US-based information technology companies. Our ability to compete utilizing higher-cost domestic resources and/or our ability to procure comparably priced off-shore resources could adversely impact our results of operations and financial condition.

Our future financial performance will depend, in large part, on our ability to establish and maintain an advantageous market position. We currently compete with regional and national information technology consulting firms, and, to a limited extent, offshore service providers and in-house information technology departments. Many of the larger regional and national information technology consulting firms have substantially longer operating histories, more established reputations and potential partner relationships, greater financial resources, sales and marketing organizations, market penetration and research and development capabilities, as well as broader product offerings and greater market presence and name recognition. We may face increasing competitive pressures from these competitors as the market for software and services continues to grow. This may place us at a disadvantage to our competitors, which may harm our ability to grow, maintain revenues or generate net income.

In recent years, there has been substantial consolidation in our industry, and we expect that there will be significant additional consolidation in the future. As a result of this increasing consolidation, we expect that we will increasingly compete with larger firms that have broader product offerings and greater financial resources than we have. We believe that this competition could have a significant negative effect on our marketing, distribution and reselling relationships, pricing of services and products and our product development budget and capabilities. One or more of our competitors may develop and implement methodologies that result in superior productivity and price reductions without adversely affecting their profit margins. In addition, competitors may win client engagements by significantly discounting their services in exchange for a client’s promise to purchase other goods and services from the competitor, either concurrently or in the future. These activities may potentially force us to lower our prices and suffer reduced operating margins. Any of these negative effects could significantly impair our results of operations and financial condition. We may not be able to compete successfully against new or existing competitors.

Our business will suffer if we do not keep up with rapid technological change, evolving industry standards or changing customer requirements.

Rapidly changing technology, evolving industry standards and changing customer needs are common in the software and services market. We expect technological developments to continue at a rapid pace in our industry. Technological developments, evolving industry standards and changing customer needs could cause our business to be rendered obsolete or non-competitive, especially if the market for the core set of business-driven technology solutions and software platforms in which we have expertise does not grow or if such growth is delayed due to market acceptance, economic uncertainty or other conditions. Accordingly, our success will depend, in part, on our ability to:

▪	continue to develop our technology expertise;

▪	enhance our current services;

▪	develop new services that meet changing customer needs;

▪	advertise and market our services; and

▪	influence and respond to emerging industry standards and other technological changes.

We must accomplish all of these tasks in a timely and cost-effective manner. We might not succeed in effectively doing any of these tasks, and our failure to succeed could have a material and adverse effect on our business, financial condition or results of operations, including materially reducing our revenues and operating results.

We may also incur substantial costs to keep up with changes surrounding the Internet. Unresolved critical issues concerning the commercial use and government regulation of the Internet include the following:

▪	security;

▪	intellectual property ownership;

▪	privacy;

▪	taxation; and

▪	liability issues.

Any costs we incur because of these factors could materially and adversely affect our business, financial condition and results of operations, including reduced net income.

A significant portion of our revenue is dependent upon building long-term relationships with our clients and our operating results could suffer if we fail to maintain these relationships.

Our professional services agreements with clients are in most cases terminable on 10 to 30 days' notice. A client may choose at any time to use another consulting firm or choose to perform services we provide through their own internal resources. A sustained decrease in a client’s business activity could cause the cancellation of projects. Accordingly, we rely on our clients' interests in maintaining the continuity of our services rather than on contractual requirements. Termination of a relationship with a significant client or with a group of clients that account for a significant portion of our revenues could adversely affect our revenues and results of operations.

If we fail to meet our clients' performance expectations, our reputation may be harmed.

As a services provider, our ability to attract and retain clients depends to a large extent on our relationships with our clients and our reputation for high quality services and integrity. We also believe that the importance of reputation and name recognition is increasing and will continue to increase due to the number of providers of information technology services. As a result, if a client is not satisfied with our services or does not perceive our solutions to be effective or of high quality, our reputation may be damaged and we may be unable to attract new, or retain existing, clients and colleagues.

We may face potential liability to customers if our customers' systems fail.

Our business-driven technology solutions are often critical to the operation of our customers' businesses and provide benefits that may be difficult to quantify. If one of our customers' systems fails, the customer could make a claim for substantial damages against us, regardless of our responsibility for that failure. The limitations of liability set forth in our contracts may not be enforceable in all instances and may not otherwise protect us from liability for damages. Our insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims. In addition, a given insurer might disclaim coverage as to any future claims. In addition, due to the nature of our business, it is possible that we will be sued in the future. If we experience one or more large claims against us that exceed available insurance coverage or result in changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, our business and financial results could suffer.

The loss of one or more of our significant software business partners would have a material and adverse effect on our business and results of operations.

Our business relationships with software vendors enable us to reduce our cost of sales and increase win rates through leveraging our partners’ marketing efforts and strong vendor endorsements. The loss of one or more of these relationships and endorsements could increase our sales and marketing costs, lead to longer sales cycles, harm our reputation and brand recognition, reduce our revenues and adversely affect our results of operations.

In particular, a substantial portion of our solutions are built on IBM WebSphere platforms and a significant number of our clients are identified through joint selling opportunities conducted with IBM and through sales leads obtained from our relationship with IBM. The loss of our relationship with, or a significant reduction in the services we perform for IBM, would have a material adverse effect on our business and results of operations.

Our quarterly operating results may be volatile and may cause our stock price to fluctuate.

Our quarterly revenues, expenses and operating results have varied in the past and are likely to vary significantly in the future, which could lead to volatility in our stock price. In addition, many factors affecting our operating results are outside of our control, such as:

▪	demand for software and services;

▪	customer budget cycles;

▪	changes in our customers' desire for our partners' products and our services;

▪	pricing changes in our industry; and

▪	government regulation and legal developments regarding the use of the Internet.

As a result, if we experience unanticipated changes in the number or nature of our projects or in our employee utilization rates, we could experience large variations in quarterly operating results in any particular quarter.

Our services revenues may fluctuate quarterly due to seasonality or timing of completion of projects.

We may experience seasonal fluctuations in our services revenues. We expect that services revenues in the fourth quarter of a given year may typically be lower than in other quarters in that year as there are fewer billable days in this quarter as a result of vacations and holidays. In addition, we generally perform services on a project basis. While we seek wherever possible to counterbalance periodic declines in revenues on completion of large projects with new arrangements to provide services to the same client or others, we may not be able to avoid declines in revenues when large projects are completed. Our inability to obtain sufficient new projects to counterbalance any decreases in work upon completion of large projects could adversely affect our revenues and results of operations.

Our software revenues may fluctuate quarterly, leading to volatility in our results of operations.

Our software revenues may fluctuate quarterly and be higher in the fourth quarter of a given year as procurement policies of our clients may result in higher technology spending towards the end of budget cycles. This seasonal trend may materially affect our quarter-to-quarter revenues, margins and operating results.

Our overall gross margin fluctuates quarterly based on our services and software revenues mix, impacting our results of operations.

The gross margin on our services revenues is, in most instances, greater than the gross margin on our software revenues. As a result, our gross margin will be higher in quarters where our services revenues, as a percentage of total revenues, has increased, and will be lower in quarters where our software revenues, as a percentage of total revenues, has increased. In addition, gross margin on software revenues may fluctuate as a result of variances in gross margin on individual software products. Our stock price may be negatively affected in quarters in which our gross margin decreases.

Our services gross margins are subject to fluctuations as a result of variances in utilization rates and billing rates.

Our services gross margins are affected by trends in the utilization rate of our professionals, defined as the percentage of our professionals' time billed to customers divided by the total available hours in a period, and in the billing rates we charge our clients. Our operating expenses, including employee salaries, rent and administrative expenses, are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in process. If a project ends earlier than scheduled, we may need to redeploy our project personnel. Any resulting non-billable time may adversely affect our gross margins.

The average billing rates for our services may decline due to rate pressures from significant customers and other market factors, including innovations and average billing rates charged by our competitors. If there is a sustained downturn in the U.S. economy or in the information technology services industry, rate pressure may increase. Also, our average billing rates will decline if we acquire companies with lower average billing rates than ours. To sell our products and services at higher prices, we must continue to develop and introduce new services and products that incorporate new technologies or high-performance features. If we experience pricing pressures or fail to develop new services, our revenues and gross margins could decline, which could harm our business, financial condition and results of operations.

If we fail to complete fixed-fee contracts within budget and on time, our results of operations could be adversely affected.

In 2007, approximately 13% of our projects were performed on a fixed-fee basis, rather than on a time-and-materials basis. Under these contractual arrangements, we bear the risk of cost overruns, completion delays, wage inflation and other cost increases. If we fail to estimate accurately the resources and time required to complete a project or fail to complete our contractual obligations within the scheduled timeframe, our results of operations could be adversely affected. We cannot guarantee that in the future we will not price these contracts inappropriately, which may result in losses.

We may not be able to maintain our level of profitability.

Although we have been profitable for the past four years, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future and in fact could experience decreased profitability. If we fail to meet public market analysts' and investors' expectations, the price of our common stock will likely fall.

Our services may infringe upon the intellectual property rights of others.

We cannot be sure that our services do not infringe on the intellectual property rights of third parties, and we may have infringement claims asserted against us.  These claims may harm our reputation, cause our management to expend significant time in connection with any defense and cost us money.  We may be required to indemnify clients for any expense or liabilities they incur resulting from claimed infringement and these expenses could exceed the amounts paid to us by the client for services we have performed.  Any claims in this area, even if won by us, can be costly, time-consuming and harmful to our reputation.

International operations subject us to additional political and economic risks that could have an adverse impact on our business.

In connection with our acquisition of BoldTech Systems, Inc. (“BoldTech”) in 2007, we acquired a global development center in Hangzhou, China.  In connection with our acquisition of ePairs, Inc. (“ePairs”), we acquired an 80% equity interest in ePairs India Private Limited, which operates a technology consulting recruiting office in Chennai, India. We also have an agreement with a third party offshore facility in Eastern Europe to provide the Company offshore resources on an exclusive basis.  Because of our limited experience with facilities outside of the United States, we are subject to certain risks related to expanding our presence into non-U.S. regions, including risks related to complying with a wide variety of national and local laws, restrictions on the import and export of certain technologies and multiple and possibly overlapping tax structures. In addition, we may face competition from companies that may have more experience with operations in such countries or with international operations generally. We may also face difficulties integrating new facilities in different countries into our existing operations, as well as integrating employees that we hire in different countries into our existing corporate culture.

Furthermore, there are risks inherent in operating in and expanding into non-U.S. regions, including, but not limited to:

▪	political and economic instability;

▪	global health conditions and potential natural disasters;

▪	unexpected changes in regulatory requirements;

▪	international currency controls and exchange rate fluctuations;

▪	reduced protection for intellectual property rights in some countries; and

▪	additional vulnerability from terrorist groups targeting American interests abroad.

Any one or more of the factors set forth above could have a material adverse effect on our international operations, and, consequently, on our business, financial condition and operating results.

Immigration restrictions related to H-1B visas could hinder our growth and adversely affect our business, financial condition and results of operations.

Approximately 25% of our work force is comprised of skilled foreigners holding H-1B visas.  In 2007, we acquired a recruiting facility in Chennai, India, to continue to grow our base of H-1B foreign national colleagues.  The H-1B visa classification enables us to hire qualified foreign workers in positions that require the equivalent of at least a bachelor’s degree in the U.S. in a specialty occupation such as technology systems engineering and analysis.  The H-1B visa generally permits an individual to work and live in the U.S. for a period of three to six years, with some extensions available.  The number of new H-1B petitions approved in any federal fiscal year is limited, making the H-1B visas necessary to bring foreign employees to the U.S. unobtainable in years in which the limit is reached.  If we are unable to obtain all of the H-1B visas for which we apply, our growth may be hindered.

There are strict labor regulations associated with the H-1B visa classification and users of the H-1B visa program are subject to investigations by the Wage and Hour Division of the United States Department of Labor.  If we are investigated, a finding by the United States Department of Labor of willful or substantial failure by us to comply with existing regulations on the H-1B classification could result in back-pay liability, substantial fines, or a ban on future use of the H-1B program and other immigration benefits, any of which could materially and adversely affect our business, financial condition and results of operations.

We have recorded deferred offering costs in connection with a previously filed shelf registration statement, and our inability to offset these costs against the proceeds of future offerings from our current shelf registration statement could result in a non-cash expense in our Statement of Income in a future period.

We initially filed a registration statement with the Securities and Exchange Commission in March 2005 to register the offer and sale by the Company and certain selling stockholders of shares of our common stock. Due to market conditions, we converted our registration statement into a shelf registration statement to allow for offers and sales of common stock from time to time as market conditions permit. As of December 31, 2007, we have recorded approximately $943,000 of deferred offering costs (approximately $579,000 after tax, if ever expensed) in connection with that prior offering and have classified these costs as prepaid expenses in other non-current assets on our balance sheet.

We have filed a new shelf registration statement to register 4,250,000 shares of common stock unsold under the previous shelf registration statement.  If we sell shares of common stock from this new shelf registration statement, we will offset these accumulated deferred offering costs against the proceeds of the offering. If we do not raise funds through an equity offering from this shelf registration statement or fail to maintain the effectiveness of this shelf registration statement, the currently capitalized deferred offering costs will be expensed. Such expense would be a non-cash accounting charge as all of these expenses have already been paid.

Risks Related to Ownership of Our Common Stock

Our stock price has been volatile and may continue to fluctuate widely.

Our common stock is traded on the Nasdaq Global Select Market, a tier of The NASDAQ Stock Market LLC, under the symbol “PRFT.” Our common stock price has been volatile. Our stock price may continue to fluctuate widely as a result of announcements of new services and products by us or our competitors, quarterly variations in operating results, the gain or loss of significant customers, changes in public market analysts' estimates and market conditions for information technology consulting firms and other technology stocks in general.

We periodically review and consider possible acquisitions of companies that we believe will contribute to our long-term objectives. In addition, depending on market conditions, liquidity requirements and other factors, from time to time we consider accessing the capital markets. These events may also affect the market price of our common stock.

Our officers, directors, and 5% and greater stockholders own a large percentage of our voting securities and their interests may differ from other stockholders.

Our executive officers, directors and 5% and greater stockholders beneficially own or control approximately 17% of the voting power of our common stock. This concentration of voting power of our common stock may make it difficult for our other stockholders to successfully approve or defeat matters that may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of our company.

We may need additional capital in the future, which may not be available to us. The raising of any additional capital may dilute your ownership percentage in our stock.

We intend to continue to make investments to support our business growth and may require additional funds to pursue business opportunities and respond to business challenges. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

It may be difficult for another company to acquire us, and this could depress our stock price.

In addition to the large percentage of our voting securities held by our officers, directors and 5% and greater stockholders, provisions contained in our certificate of incorporation, bylaws and Delaware law could make it difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by authorizing the issuance of “blank check” preferred stock. In addition, provisions of the Delaware General Corporation Law also restrict some business combinations with interested stockholders. These provisions are intended to encourage potential acquirers to negotiate with us and allow the board of directors the opportunity to consider alternative proposals in the interest of maximizing stockholder value. However, these provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and in the documents we incorporate by reference that are not purely historical statements discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words.  You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

All forward-looking statements, express or implied, included in this prospectus and the documents we incorporate by reference and attributable to Perficient are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Perficient or any persons acting on our behalf may issue.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we expect to use a substantial portion of the net proceeds from this offering for expansion of our business, including future acquisitions of information technology consulting firms.

We will use any remaining net proceeds from this offering for working capital and other general corporate purposes. The amounts actually spent by us may vary significantly and will depend upon a number of factors, including our future revenue and the other factors described under “Risk Factors.” Accordingly, our management has broad discretion in the allocation of the net proceeds from this offering.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

   In addition, we may sell securities not covered by this prospectus to third parties in privately negotiated transactions.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

We cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

Our legal counsel, Vinson & Elkins L.L.P., Austin, Texas, have passed and will pass upon certain legal matters in connection with the offering securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2007 and for the year then ended have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2007 consolidated financial statements refers to the adoption, effective January 1, 2006, by the Company of Statement of Financial Accounting Standards No. 123 (Revised 2004) – Share-Based Payment.  The audit report on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states the Company acquired e tech solutions, Inc. (E Tech), Tier1 Innovation, LLC (Tier 1), BoldTech Systems, Inc. (BoldTech), and ePairs, Inc. (ePairs) during 2007, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, E Tech, Tier 1, BoldTech, and ePairs’ internal control over financial reporting associated with 25% and 10% of the Company’s total assets and total revenues, respectively, as of and for the year ended December 31, 2007.  KPMG LLP’s audit of internal control over financial reporting of Perficient, Inc. as of December 31, 2007 also excluded an evaluation of the internal control over financial reporting of E Tech, Tier 1, BoldTech, and ePairs.

The consolidated balance sheet of the Company as of December 31, 2006 and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years ended December 31, 2006 and 2005, have been incorporated by reference herein in reliance upon the report of BDO Seidman, LLP, independent registered public accounting firm, appearing elsewhere incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to the adoption, effective January 1, 2006, by the Company of Statement of Financial Accounting Standards No. 123 (Revised 2004) – Share Based Payment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. We have filed a registration statement to register with the SEC the shares of our common stock listed in the prospectus. This prospectus does not contain all the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to our common stock, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete, and in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website at www.sec.gov which contains the reports, proxy statements and other information we file with the SEC.  You may also inspect our SEC reports and other information at our website at http://www.perficient.com. We do not intend for information contained in our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information that is incorporated by reference consists of:

·	Our annual report on Form 10-K for the year ended December 31, 2007 filed on March 4, 2008;
·	Our quarterly report on Form 10-Q for the quarter ended March 31, 2008 filed on May 7, 2008;
·	Our current reports on Form 8-K (excluding any portions thereof that are deemed to be furnished and not filed) filed on March 12, 2008, March 27, 2008 and June 3, 2008; and
·	The description of our common stock contained in our Form 8-A filed on July 22, 1999 (File No. 000-15169).

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement and subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, Perficient, Inc., 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, Telephone: (512) 531-6000.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,708.67
Printing expenses	1,000.00
Accounting fees and expenses	40,000.00
Legal fees and expenses	20,000.00
Total	$62,708.67

We will bear all expenses shown above.

Item 15.  Indemnification of Directors and Officers

Perficient, Inc. is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director:

·        For any breach of the director’s duty of loyalty to the corporation or its stockholders;

·        For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·        Under Section 174 of the DGCL; or

·        For any transaction from which the director derived an improper personal benefit.

Article 6 of our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the registrant shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Article 11 of our Bylaws provides that we shall indemnify, to the fullest extent permitted by the DGCL, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful.

We have indemnification agreements with each of our directors and executive officers.

We maintain officers’ and directors’ liability insurance.

Item 16.  Exhibits

 The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number		Description
1.1	†	Form of Underwriting Agreement
4.1	+	Certificate of Incorporation of Perficient, Inc.
4.2	++	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc.
4.3	+++	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc.
4.4	#	Bylaws of Perficient, Inc.
4.5	+	Specimen Certificate for shares of common stock
4.6	+	Warrant granted to Gilford Securities Incorporated
4.7	##	Form of Common Stock Purchase Warrant
4.8	###	Form of Warrant
5.1	††	Opinion of Vinson & Elkins L.L.P.
23.1	††	Consent of BDO Seidman, LLP
23.2	††	Consent of KPMG LLP
23.5	††	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)
24.1	††	Power of Attorney

*	Filed herewith.

†	To be filed by Amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this Registration Statement.

††	Previously filed.

+      Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Securities and Exchange Commission and incorporated herein by reference.

++    Previously filed with the Securities and Exchange Commission as an Exhibit to our Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 on February 15, 2005 and incorporated by reference herein.

+++  Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-8 (File No. 333-130624) filed on December 22, 2005 and incorporated by reference herein.

#      Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed November 9, 2007 and incorporated by reference herein.

##    Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on January 17, 2002 and incorporated by reference herein.

###  Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-3 (File No. 333-117216) filed on July 8, 2004 and incorporated by reference herein.

 Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to this offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(f)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 1, 2008.

PERFICIENT, INC.

By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Signature	Title	Date

/s/ John T. McDonald	Chief Executive Officer and Chairman of the Board	August 1, 2008
John T. McDonald	(Principal Executive Officer)

/s/ Paul E. Martin	Chief Financial Officer	August 1, 2008
Paul E. Martin	(Principal Financial Officer)

/s/ Richard T. Kalbfleish	Vice President of Finance and Administration	August 1, 2008
Richard T. Kalbfleish	(Principal Accounting Officer)

/s/ Ralph C. Derrickson*	Director	August 1, 2008
Ralph C. Derrickson

/s/ Max D. Hopper*	Director	August 1, 2008
Max D. Hopper

/s/ Kenneth R. Johnsen*	Director	August 1, 2008
Kenneth R. Johnsen

/s/ David S. Lundeen*	Director	August 1, 2008
David S. Lundeen

*By: /s/ Paul E. Martin
Paul E. Martin
Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number		Description
1.1	†	Form of Underwriting Agreement
4.1	+	Certificate of Incorporation of Perficient, Inc.
4.2	++	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc.
4.3	+++	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc.
4.4	#	Bylaws of Perficient, Inc.
4.5	+	Specimen Certificate for shares of common stock
4.6	+	Warrant granted to Gilford Securities Incorporated
4.7	##	Form of Common Stock Purchase Warrant
4.8	###	Form of Warrant
5.1	††	Opinion of Vinson & Elkins L.L.P.
23.1	††	Consent of BDO Seidman, LLP
23.2	††	Consent of KPMG LLP
23.5	††	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)
24.1	††	Power of Attorney

*	Filed herewith.

†	To be filed by Amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this Registration Statement.

††	Previously filed.

+      Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Securities and Exchange Commission and incorporated herein by reference.

++    Previously filed with the Securities and Exchange Commission as an Exhibit to our Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 on February 15, 2005 and incorporated by reference herein.

+++  Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-8 (File No. 333-130624) filed on December 22, 2005 and incorporated by reference herein.

#      Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed November 9, 2007 and incorporated by reference herein.

##    Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on January 17, 2002 and incorporated by reference herein.

###  Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-3 (File No. 333-117216) filed on July 8, 2004 and incorporated by reference herein.